      As filed with the Securities and Exchange Commission on May 8, 1998
                                                      Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          California                                           95-2594729
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

7800 Woodley Avenue, Van Nuys, CA                                  91406
(Address of Principal Executive Offices)                         (zip code)

                             STOCK OPTION AGREEMENT

                                DANIEL L. LEVINE
                        CORPORATE SECRETARY AND TREASURER
                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                               7800 Woodley Avenue
                               Van Nuys, CA 91406
                                 (818) 781-4973
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                              Proposed       Proposed
                                                              Maximum        Maximum
                                            Amount            Offering       Aggregate         Amount of
Title of                                    to be             Price Per      Offering          Registration
Securities to be Registered                 Registered (1)    Share (2)      Price (2)         Fee
------------------------------------------------------------------------------------------------------------
Common Stock $.50 par value                 5,000             $20.00         $100,000          $29.50

1. Securities registered are 5,000 shares of Common Stock subject to issuance upon exercise of non-qualified stock options granted to a non-employee director of the Registrant.

2. Based on the per-share price at which the options to purchase shares of the Registrant's Common Stock may be exercised.
--------------------------------------------------------------------------------

                                Explanatory Note

         This Registration Statement registers 5,000 shares of the Registrant's Common Stock which may be issued upon exercise of a non-qualified stock option granted to a non-employee director of the Registrant.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated by reference in the registration statement:

         (a) The annual report on Form 10-K of Superior Industries International, Inc. (the "Registrant" or "Company") for the year ending December 31, 1997.

         (b) All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statements filed under section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission, and prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4.  Description of Securities.

                                 Not applicable.

Item 5.  Interest of Named Experts and Counsel.

                                 Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 317 of the California General Corporation Law (the "CGCL") grants each corporation incorporated thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Section 309(c) of the CGCL permits a provision in the articles of incorporation eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The Company's Restated Articles of Incorporation contain provisions eliminating the liability of the directors for monetary damages to the fullest extent permissible under California law and authorizing the Company to indemnify the directors and officers to the fullest extent permissible under California law.

         The Company's Restated By-Laws provide that each person who is or was a director or officer of the Company shall be indemnified by the Company to the full extent permitted by the CGCL. Further, the Company has entered into Indemnity Agreements with each of its directors and executive officers. These agreements provide for indemnification of such individuals in cases where indemnification might not otherwise be available.

         The Company has a policy of directors and officers liability insurance which insures directors or officers against the cost of defense, settlement or payment of claims and judgments under certain circumstances.

Item 7.  Exemption from Registration Claimed.

                                 Not applicable.

Item 8.  Exhibits.

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the

                           (i)      registration statement (or the most recent

                           (ii) post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of any securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6., or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, the State of California, on this 8th day of May, 1998.

                                         SUPERIOR INDUSTRIES INTERNATIONAL, INC.



                                         By:       /s/
                                             ----------------------------
                                             Louis L. Borick
                                             President and Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints R. Jeffrey Ornstein and Alvin G. Segel or any of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with the registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and the dates indicated.


                                           President,
                                      Chairman of the Board
 /s/ Louis L. Borick                      of Directors                          ____________, 1998
--------------------------         (Principal Executive Officer)
Louis L. Borick


                                         Vice President,
/s/ R. Jeffrey Ornstein                 CFO, and Director                       ____________, 1998
--------------------------         (Principal Financial Officer)
R. Jeffrey Ornstein

                                        Corporate Controller
/s/ Emil J. Fanelli                (Principal Accounting Officer)               ____________, 1998
--------------------------
Emil J. Fanelli


/s/ Raymond C. Brown                          Director                          ____________, 1998
--------------------------
Raymond C. Brown


/s/ Sheldon I. Ausman                         Director                          ____________, 1998
--------------------------
Sheldon I. Ausman


 /s/ Philip W. Colburn                        Director                          ____________, 1998
--------------------------
Philip W. Colburn


/s/ Steven J. Borick                          Director                          ____________, 1998
--------------------------
Steven J. Borick


/s/ Jack H. Parkinson                         Director                          ____________, 1998
--------------------------
Jack H. Parkinson


 /s/ V. Bond Evans                            Director                          ____________, 1998
--------------------------
V. Bond Evans

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION
-----------         -----------
4.1                 Articles of Incorporation of the Registrant (Incorporated by
                    reference to Exhibit 3.1 to Registrant's Annual Report on
                    Form 10-K for the year ended December 31, 1994

4.2 By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

5.1                 Opinion of Irell & Manella LLP

23.1                Consent of Arthur Andersen LLP

23.2                Consent of Irell & Manella LLP (included in their opinion)

24.1                Power of Attorney (Filed with this Registration Statement)

94.1                Stock Option Agreement